THE RBB FUND TRUST 485APOS

Exhibit 99(g)(1)(xv)

SIXTEENTH AMENDMENT TO THE

THE RBB FUND TRUST

CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block, to the Custody Agreement, dated as of October 22, 2015, as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit B of the Agreement, the funds list of the Trust, to add the following funds:

●	Polen Dividend Income ETF;

●	Polen International Dividend Income ETF;

●	Synera Funds Japan Active+ ETF; and

WHEREAS, Article XV, Section 15.02 of the Agreement provides that the Agreement may be amended by a written agreement executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James G. Shaw	By:	/s/ Elizabeth Scalf

Name:	James G. Shaw	Name:	Elizabeth Scalf

Title:	CFO/COO & Secretary	Title:	Senior Vice President

Date:	5/21/2026	Date:	5/21/2026

EXHIBIT B to the Custody Agreement

Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Short Duration High Income Fund

Penn Capital Special Situations Small Cap Equity Fund

P/E Global Enhanced International Fund

Torray Equity Income Fund

First Eagle Global Equity ETF

First Eagle Overseas Equity ETF

Tweedy, Browne Insider + Value ETF

Longview Advantage ETF

Advent Convertible Bond ETF

Twin Oak Enhanced Credit ETF

Twin Oak Endure ETF

Twin Oak Active Opportunities II ETF

Twin Oak Active Opportunities III ETF

MUFG Japan Small Cap Active ETF

Tweedy, Browne International Insider + Value ETF

Wayfinder Dynamic U.S. Interest Rate ETF

Wayfinder Gold ETF

Wayfinder Oil ETF

Wayfinder Saber ETF

Wayfinder U.S. Dispersion ETF

Wayfinder U.S. Market Better Beta ETF

Pathfinder Disciplined US Equity ETF

Pathfinder Focused Opportunities ETF

Twin Oak Enhanced Fixed Income ETF

Twin Oak Hedged Opportunities ETF

Twin Oak Strategic Solutions ETF

Equity Partners ETF

Longview Advantage Fixed Income ETF

Longview Advantage Real Estate ETF

M.D. Sass Concentrated Value ETF

The Snowball ETF

Twin Oak Apex Opportunities ETF

Twin Oak Enhanced Equity ETF

Twin Oak Global Equity ETF

Twin Oak Horizons ETF

Polen Dividend Income ETF

Polen International Dividend Income ETF

Synera Funds Japan Active+ ETF

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